Gryphon Reports on Annual General Meeting
Continues to increase ounces in Nevada

September 7, 2007: Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) today reported a successful Annual General Meeting wherein the shareholders approved all proposed resolutions. The Board of Directors of Gryphon Gold were pleased to report to shareholders on the continuing efforts to expand its gold resources in politically favorable Nevada through exploration and acquisitions during the past 12 months.

During the past year Gryphon acquired Nevada Eagle Resources with its 54 properties and 900,000 historical1 ounces of gold and successfully expanded its existing (as at March 2006) 1,200,000 Measured & Indicated and 600,000 Inferred ounce Borealis gold deposit2 as will be reported in October.

Nevada Eagle Resources has interests in 48 prospective gold properties in Nevada (and 6 in contiguous states) which cover over 70 square miles in the most desirable gold trends in Nevada. The principal properties have cumulative historical1 gold mineralization in excess of 900,000 ounces. A number of these properties have had recommended work programs completed which could form the basis of future CIM compliant NI 43-101 technical reports. Twenty-six of the properties are ‘farmed-out’ through lease and option agreements that generate a positive cash flow net of carryings costs for the entire suite of properties, and more joint ventures are anticipated.

Borealis Property: Considerable success was achieved with the 2007 drilling program in developing and expanding the Borealis property’s gold resources:

  The Graben deposit’s gold resource are expected to be considerably expanded as a result of the numerous significant drill hole assay results achieved throughout the year. These results support the interpretation that the high grade gold zones are more extensive than previously indicated and that the Graben deposit’s footprint remains open to further expansion

  A new resource calculation incorporating the results of all the additional holes drilled in the Graben by Gryphon Gold (from March 2006 to August 2007) is scheduled for completion near the end of September. This will add 35 holes to the calculation, in addition to the original 54 holes by which the current 530,000 (measured and indicated) and 350,000 (inferred) ounce Graben gold resource is currently calculated.

  Work has commenced on determining whether the Graben sulphide deposit can support a modest underground mine, or, in conjunction with the oxide deposits, a larger open-pit operation.

Pediment Exploration Program: The exploration team has confirmed that the pediment areas on the Borealis property contain very large and thick horizons of similar anomalous gold bearing alteration and structural character as hosts the Graben gold deposit. With the limited pediment drilling to date, a reasonable interpretation of the data is that several of the drill holes encountered the margins of a gold bearing high sulphidation hydrothermal system.

These results support the view that the Borealis district is one of the largest known volcanic-hosted high-sulphidation gold-bearing mineralized systems in Nevada. To date the district contains a significant gold resource2 and more than 8 square miles of similarly favorable gold-bearing horizons in the Central and Western Pediments target areas. The current effort is focused on locating the more structurally disrupted zones within these horizons that contain higher grade gold mineralization.

Corporate Focus: The decision was made in November 2006 not to proceed with the US$20.0 million expenditure required to place the historically mined/remnant oxide deposits into production. The following month, the engineering and construction staff was reduced and the Denver office was permanently closed.

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1 The historical estimates are based on internal reports prepared by prior owners prior to February 2001 and were not prepared in accordance with CIM NI 43 101 standards and thus their reliability have not been verified.
2 503,000 (measured), 709,000 (indicated) and 600,000 (inferred) ounce

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The Company then began the process of transforming itself into an exploration and acquisition focused organization, leveraging on its special knowledge and expertise in Nevada:

  The board was reduced in number from 8 to 5 directors, with a majority of the Directors being independent,

  Jerry Baughman, the principal shareholder of the Nevada Eagle acquisition, was added as VP Corporate Development affirming the commitment to further expansion in Nevada,

  Steve Craig, VP of Exploration was relocated from Denver to Hawthorne NV, to be responsible for Nevada exploration,

  David Harvey, VP Borealis Exploration was made responsible for Borealis resource growth,

  Effective as of the Annual General Meeting, September 6, 2007, Albert Matter has elected to step down as Executive Chairman of the Board of Gryphon Gold while continuing to serve as a director.

"We greatly appreciate Albert’s energy, passion and practical guidance over the past four years", said Tony Ker, Gryphon’s Chief Executive Officer. "We wish him all the best as he continues his preferred role of taking private and newly public companies through their early development stages and look forward to his continuing support of Gryphon’s efforts as a major shareholder and director".

Albert Matter has 35 years of successfully founding, financing and building private and public companies, most recently Gryphon Gold Corporation and National Gold Corporation, the merger partner to Alamos Gold Inc. Albert Matter said "Gryphon Gold is well financed and in possession of some superb assets. I was fortunate, together with my founding partners, to establish Gryphon Gold with the acquisition of the 1,200,000 Measured & Indicated and 600,000 Inferred ounce Borealis gold resource3 early in this metals cycle. I leave the company with an excellent management team and the best volcanic hosted high-sulphidation geologists in Nevada".

"The team’s recent acquisition of Nevada Eagle Resources with its 900,000 historical ounces of gold,4 coupled with the Borealis resource, has elevated Gryphon Gold to one of the premier exploration companies in Nevada. Ably lead by my partner Tony Ker, this dynamic group will continue to build shareholder value as they capitalize on these and further acquisitions while I move on to establish new enterprises, " Albert Matter stated "I thank everyone for their tremendous support". Mr. Matter will be at Gryphon until September 30th, and thereafter can be reached at www.reachalbert.net ".

The changed corporate structure reflects the focus on accumulating ounces of gold in Nevada through disciplined exploration & acquisition:

  Tony Ker

- President & CEO

  Steve Craig

 - VP of Exploration

  David Harvey

- VP Borealis Exploration

  Jerry Baughman

- VP Corp Development

  Mike Longinotti

- Chief Financial Officer

Gryphon Gold’s focus is to continue to add ounces of gold in Nevada through effective exploration and development of the Borealis property, and via Nevada Eagle’s joint ventures, property leasing and further acquisitions. Gryphon Gold has 57.1 million shares outstanding with a cash balance of approximately US $4.5 million as at the end of August, 2007. All the cash resides in bank savings accounts. There are no joint ventures ith majors exposing the company to any derivative risk nor does the company have any hedges. w HE BOARD OF DIRECTORS OF GRYPHON GOLD CORPORATION

THE BOARD OF DIRECTORS OF GRYPHON GOLD CORPORATION

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com. For further information contact: Tony Ker, Chief Executive Officer, by phone: 604-261-2229, or email at tker@gryphongold.com or contact Neil Murray-Lyon: nmurraylyon@renmarkfinancial.com; Jen Power: jpower@renmarkfinancial.com or Eva Jura : ejura@renmarkfinancial.com of Renmark Financial Communications Inc. Tel. : 514-939-3989/ Fax : (514) 939-3717, www.renmarkfinancial.com

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3 503,000 (measured), 709,000 (indicated) and 600,000 (inferred) ounce
4 The historical estimates are based on internal reports prepared by prior owners prior to February 2001 and were not prepared in accordance with CIM NI 43 101 standards and thus their reliability have not been verified.

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The Borealis property is described in the technical report dated August 15, 2006 and revised January 11, 2007 titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators. The technical report describes the exploration history, geology and style of gold mineralization at the Borealis property. Sample preparation, analytical techniques, laboratories used and quality assurance-quality control protocols used during the drilling programs at the Borealis property site are the same as, or similar to, those described in the technical report.

This press release was reviewed by Dr. R. Steininger of Gryphon Gold, a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators. This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to resource estimates, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC(available at www.sec.gov) and with Canadian securities administrators(available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. NI 43-101 and Guide 7 standards are substantially different. This press release uses the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

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